Sub-Item 77Q1(e): Copies of any new or amended Registrant investment advisory contracts

(e)(1) Amended and Restated Advisory Agreement dated November 18, 2010 between the Registrant and Commerce Investment Advisors, Inc., is hereby incorporated by reference to Exhibit (d)(1) in Registrants Post-Effective Amendment No. 35 filed with the Commission on February 25, 2011 (Accession No. 0001193125-11-047322).

(e)(2) Fee Reduction Commitment dated February 22, 2011 by Commerce Investment Advisors, Inc. relating to the Value Fund, is hereby incorporated by reference to Exhibit (d)(2) in Registrants Post-Effective Amendment No. 35 filed with the Commission on February 25, 2011 (Accession No. 0001193125-11-047322).

(e)(3) Amended and Restated Waiver and Reimbursement Agreement dated February 22, 2011 between the Registrant and Commerce Investment Advisors, Inc., is hereby incorporated by reference to Exhibit (d)(3) in Registrants Post-Effective Amendment No. 35 filed with the Commission on February 25, 2011 (Accession No. 0001193125-11-047322).